UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2011
Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-11961 (Commission File Number)	76-0423828 (I.R.S. Employer Identification Number)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address of principal executive offices, including zip code)
(713) 332-8400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of New Principal Executive Officer
     On September 1, 2011, the Board of Directors of Carriage Services, Inc. (the “Company”) appointed L. William “Bill” Heiligbrodt to serve as a full-time Executive Officer as the Vice Chairman of the Board of Directors of the Company. Mr. Heiligbrodt will continue to serve as an inside member of the Board of Directors. From February 2009 until this appointment, Mr. Heiligbrodt was an independent director of the Company who served on the Audit Committee, the Corporate Governance Committee, and was the Chairman of the Compensation Committee and the Executive Committee. Mr. Heiligbrodt also served as the Company’s Lead Director.
     Prior to his recent appointment, Mr. Heiligbrodt was a private investor and managing partner in a family business. From 1990 to 2003, he served in various capacities, including President and Chief Operating Officer, at Service Corporation International, a funeral services corporation.
     Mr. Heiligbrodt will be entering into an employment agreement though terms have not been finalized at this time. The terms of any such agreement will be provided when terms are reached.
     A copy of the press release announcing the appointment of Mr. Heiligbrodt as Vice Chairman of the Board of Directors is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 99.1 and incorporated herein by reference thereto.

Item 9.01.	Financial Statements and Exhibits.
(d)      Exhibits

Exhibit Number	Title of Document
99.1	Press Release, dated September 7, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.
September 8, 2011	By:	/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Title of Document
99.1	Press Release, dated September 7, 2011